PRESIDENCE DE LA REPUBLIQUE SECRETARIAT GENERAL No:. .........../ / 083............. /PRG/SGP/SP/	REPUBLIQUE DE GUINEE Travail - Justice - Solidarite Conakry, le. .............18 SEP, 2007............

Le Secretaire General

A
MONSIEUR A. KENT P. WATTS
CHAIRMAN AND CHIEF EXECUTIVE
OFFICER HYPERDYNAMICS CORPORATION
ONE SUGAR CREEK CENTER BOULEVARD
Sugar LAND, TEXAS 77479

Monsieur le President,

Sur instruction de Son Excellence le President de la Republique, j'ai fait examiner le contrat de production liant votre Societe a l'Etat Guineen, signe le 22 septembre 2006.

En retour, j'ai soumis au Chef de l'Etat mon rapport dans lequel notre contrat, a mon avis, presente des avantages certains pour mon pays. A I'occasion, j'ai dit mon approbation a propos de l'invitation faite a une mission de haut rang a se rendre a Houston.

J'ai le plaisir de vous informer que cette mission sera cpnduite par moi-meme et comprendra une equipe de la presse presidentielle, et qu'elle aura une seance de travail avec vous afin de fixer les axes de cooperation tels que definis dans votre lettre de rnise a disposition d'un fond de soutien au Gouvernement

J'espere que votre equipe de Conakry prendra les dispositions appropriees pour le voyage sur Houston.

Veuillez agreer, Monsieur le President, l'expression de ma consideration Distinguee

/s/ SAM MAMADY SOUMAH
SAM MAMADY SOUMAH

 BP: 1005 Conakry - Republique de Guinee - TeI: (+224) 30 41 52 10 - Fax: (+224) 30 41 11 19 / 30 41 56 70
E-mail: seoretariatprg@yahoo.fr